EXHIBIT 10.7

August 10, 2011

Dean Sukowatey
6165 N.W. 86th St.
Johnston, IA 50131

RE:        Extension of Demand Notes

Dear Payee:

All Fuels & Energy Company (the ”Company”) is requesting an extension of the following demand notes: (1) demand note, dated November 3, 2008, issued by Company in favor of Dean Sukowatey (“Payee”) in the aggregate principal amount of $20,000, of which $20,000 remains due and payable as of the date hereof (“November 3, 2008 Principal Amount”), accruing interest at a rate of 10% per annum (“November 3, 2009 Note”); (2) demand note, dated November 28, 2008, issued by Company in favor of Dean Sukowatey (“Payee”) in the aggregate principal amount of $20,000, of which $20,000 remains due and payable as of the date hereof (“November 28, 2008 Principal Amount”), accruing interest at a rate of 10% per annum (“November 28, 2008 Note”); (3) demand note, dated August 3, 2009, issued by Company in favor of Dean Sukowatey (“Payee”) in the aggregate principal amount of $50,000, of which $50,000 remains due and payable as of the date hereof (“August 2009 Principal Amount”), accruing interest at a rate of 10% per annum (“August 2009 Note”); (4) demand note, dated November 13, 2009, issued by Company in favor of Payee in the aggregate principal amount of $10,000, of which $10,000 remains due and payable as of the date hereof (“November 2009 Principal Amount”), accruing interest at a rate of 10% per annum (“November 2009 Note”); and (5) demand note, dated July 26, 2011, issued by Company in favor of Payee in the aggregate principal amount of $2,000, of which $2,0000 remains due and payable as of the date hereof (“July 2011 Principal Amount”), accruing interest at a rate of 10% per annum (“July 2011 Note”). Collectively, the November 3, 2008 Principal Amount, the November 28, 2008 Principal Amount, the August 2009 Principal Amount, the November 2009 Principal Amount and the July 2011 Principal Amount are referred to herein as the “Principal Amount.” Collectively, the November 3, 2008 Note, November 28, 2008 Note, August 2009 Note, the December 2009 Note and the July 2011 Note are referred to herein as the “Notes.”

The Notes are due and payable upon demand. Payee hereby represents that Payee has not demanded payment on the Notes and the Notes are not in default as of the date hereof.

The Company now desires to extend the maturity date of the Notes with the Principal Amount and all accrued and unpaid interest due and payable on September 1, 2012 (the “Extension”), unless converted earlier per the terms of the Note. In consideration for the Extension, the Company agrees to issue Payee 50,000 shares of the Company’s common stock, the receipt and sufficiency of which is hereby acknowledged as sufficient consideration for the extension.

If you have any questions, please don’t hesitate to call me at 515.331.6509.

                                                                                    Very truly yours,

All Fuels & Energy Company

AGREED AND ACCEPTED BY PAYEE

/s/ DEAN E. SUKOWATEY

Name: August 11, 2011